                                                                       EXHIBIT 2




                              CONVERSION AGREEMENT


         This Conversion Agreement dated this 20th day of March, 1997 is made by and between ValueVision International, Inc., a Minnesota corporation (the "Purchaser") and Navarre Corporation, a Minnesota corporation ("Navarre").

         WHEREAS, Navarre has closed on the merger (the "Merger") pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") by and among Navarre, Net Radio Corporation, a Minnesota corporation and wholly owned subsidiary of Navarre (the "Company"), and Net Radio Corporation, a Nevada corporation ("NRC"), whereby NRC merged with and into the Company;

         WHEREAS, Navarre, the Purchaser, the Company and NRC entered into that certain Stock Purchase Agreement dated March 7, 1997 (the "Purchase Agreement") pursuant to which the Purchaser agreed to purchase 1,765 shares (the "Shares") of Common Stock, $.01 par value of the Company (the "Common Stock");

         WHEREAS, to induce the Purchaser to enter into the Purchase Agreement and purchase the Shares, Navarre has agreed to enter into this Agreement and provide the Purchaser with certain rights to convert the Shares into either cash or shares of Common Stock, $.01 par value of Navarre.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

2. Conversion Rights. Upon and at all times after the earlier occurrence of (i) an Event of Default as set forth in Section 13.1 of the Purchase Agreement or (ii) the fifth anniversary of the Closing Date hereof if the Company has not then registered the Common Stock under the Securities Act, the Purchaser shall have the right (all such rights collectively referred to as the "Conversion Rights") at Purchaser's option to exchange the Common Stock that it acquired pursuant to the Purchase Agreement for shares of the Common Stock, $.01 par value of Navarre (the "Navarre Common Stock"), or at the option of Navarre, for cash to be paid by Navarre to Purchaser equal in amount to the sum of $3,000,000 plus the amount of any Option Consideration previously paid by Purchaser pursuant to the Purchase Agreement (together, the "Conversion Price"), provided, however, that the Conversion Price and the pro rata number of shares of the Common Stock convertible hereunder shall be reduced by the value of any Advertising Consideration not then used by the Company. In the event that the Navarre Common Stock is no longer a publicly traded security on the National Marketing Exchange (namely the NASDAQ National Market, New York Stock Exchange or American Stock Exchange), Navarre shall pay the Conversion Price to Purchaser in cash. In the event that the Conversion Price is to be paid by Navarre to Purchaser in the form of Navarre Common Stock, the number of shares of Navarre Common Stock to be delivered to Purchaser by Navarre shall be equal to the Conversion Price divided by 1.01 of the then current market value of the Navarre Common Stock (the "Conversion Ratio") which market value shall be the average of the last sales prices of the Navarre Common Stock for the ten (10) consecutive trading days immediately preceding the conversion exercise date.
In the event that any Advertising Consideration is used by the Company after exercise of the Conversion Rights, Navarre agrees to pay to the Purchaser the value of such Advertising Consideration in cash or in the form of Navarre Common Stock at the market value previously determined in accordance with this Agreement. The Purchaser shall exercise its Conversion Rights under this Agreement by providing written notice of its intention in any form to Navarre and the Company. The Purchaser agrees that the first time it excercises any of its Conversion Rights hereunder, the Purchaser shall be required to exercise such Conversion Rights as it relates to at least fifty percent (50%) of the Common Stock that the Purchaser then has a right to convert into Navarre Common Stock or cash hereunder. Thereafter, when the Purchaser exercises its Conversion Rights hereunder, it my convert any portion of the remaining Common Stock that it then holds. Navarre agrees to deliver a certificate representing that Navarre Common Stock required by this Agreement or, in the alternative, the cash payment required hereby within ten (10) days of the receipt of a written notice from Purchaser of its intention to exercise Conversion Rights. Navarre shall further deliver any additional cash or Navarre Common Stock required in connection with this subsequent use of Advertising Consideration within ten (10) days.

3. Stock Fully Paid; Reservation of Shares. Navarre covenants and agrees that all the Navarre Common Stock that may be issued upon the exercise of the Conversion Rights will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. Navarre further covenants and agrees that it will at all times have authorized and reserved a sufficient number of shares of the Navarre Common Stock for the purpose of issue upon the exercise of the Conversion Rights.

4. Adjustment of Number of Shares and Conversion Price. If at any time commencing on the first day of the Measurement Period and prior to the closing on the exercise of any or all of the Conversion Rights, Navarre shall (i) declare a dividend or make a distribution of the Navarre Common Stock payable in shares of Navarre's capital stock (whether shares of Navarre Common Stock or of any other class of Navarre capital stock); (ii) subdivide, reclassify or recapitalize outstanding Navarre Common Stock into a greater number of shares;
(iii) combine, reclassify or recapitalize the outstanding Navarre Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of the Navarre Common Stock (including any such reclassification in connection with a consolidation or a merger in which Navarre is the continuing corporation), excluding, however, any dividend, distribution, reclassification or recapitalization that requires the payment of more than nominal additional consideration by security holders, the Conversion Ratio in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that upon exercise of the Conversion Rights, the Purchaser shall be entitled to receive the aggregate number and kind of shares which, if the Conversion Rights had been exercised in full immediately prior to such event, the Purchaser would have owned upon such exercise and been entitled to receive by virtue of such
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dividend, distribution, subdivision, combination, reclassification or recapitalization, for the same aggregate consideration. Any adjustments made by this Section 4 shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization.

5.       Registration of Stock.

                 5.1 Navarre Demand Registration. In the event that the Purchaser shall have exercised its Conversion Rights pursuant to this Agreement and is a holder of Navarre Common Stock, it shall have a one-time right to demand a registration (a "Navarre Demand Registration"), of its shares of the Navarre Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Upon receipt by Navarre of a request by the Purchaser for a Navarre Demand Registration, Navarre shall prepare and file a registration statement under the Securities Act covering the Purchaser's shares of the Navarre Common Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. The Purchaser agrees that it will not sell more than 20% of its initial holdings of the Navarre Common Stock pursuant to such registration during any three month period, provided, however, if the Purchaser is unable to sell all of its shares of the Navarre Common Stock pursuant to such registration because the registration statement is no longer effective, Navarre agrees that the Purchaser shall continue to have a right to demand registration of the remaining shares of Navarre Common Stock that it owns pursuant hereto until all such shares are sold.

                 5.2 Navarre Piggy-Back Registration. In the event that the Purchaser shall have exercised its Conversion Rights pursuant to this Agreement and is a holder of Navarre Common Stock, it shall have a unlimited right to piggy-back registrations (a "Navarre Piggy-Back Registration"), of its shares of the Navarre Common Stock pursuant to a registration statement filed with the Commission under to the Securities Act. Each time Navarre shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), Navarre will give written notice of its determination to the Purchaser. Upon the written request of the Purchaser given within 20 days after receipt of any such notice from Navarre, Navarre will, except as herein provided, cause all such shares of the Navarre Common Stock held by the Purchaser which have been so requested to be registered, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Purchaser to be so registered; provided, however, that nothing herein shall prevent the Navarre from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if Navarre determines not to proceed with a registration after the registration statement has been filed with the Commission and Navarre's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by Navarre, Navarre shall promptly complete the registration for the benefit of Purchaser if the Purchaser wishes to proceed with a public offering of its securities if the Purchaser agrees to bear all expenses incurred by Navarre as the result of such registration after Navarre has decided not to proceed. If any registration pursuant to this Section 5.2 shall be underwritten in whole or in part, Navarre may require that the shares of Navarre Common Stock
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requested for inclusion pursuant to this Section 5.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Navarre Common Stock requested for inclusion pursuant to this Section 5.2 would constitute more than 25% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of such shares originally covered by a request for registration would reduce the number of shares to be offered by Navarre or interfere with the successful marketing of the shares of stock offered by Navarre, the number of shares of the Navarre Common Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders of all other securities of Navarre being included in such registration, provided, however, that after any such required reduction the number of shares of the Navarre Common Stock to be included in such offering pursuant to this Section 5.2 shall constitute at least 25% of the total number of shares to be included in such offering.

                 5.3 Registration Procedures. If and whenever Navarre is required by the provisions of Sections 5.1 or 5.2 to effect the registration of securities under the Securities Act, Navarre will:

                 (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities;

                 (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities;

                 (c) furnish to the Purchaser and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Purchaser and such underwriters may reasonably request in order to facilitate the public offering of such securities;

                 (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request in writing within 20 days following the original filing of such registration statement, except that Navarre shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                 (e) notify the Purchaser promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                 (f) notify the Purchaser promptly of any request by the Commission for the
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         amending or supplementing of such registration statement or prospectus or for additional information;

                 (g) prepare and file with the Commission, promptly upon the request of the Purchaser, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Purchaser (and concurred in by counsel for Navarre), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the securities so registered;

                 (h) prepare and promptly file with the Commission and promptly notify the Purchaser of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                 (i) advise the Purchaser, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                 (j) not file any amendment or supplement to such registration statement or prospectus to which the Purchaser shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five business days prior to the filing thereof, unless in the opinion of counsel for Navarre the filing of such amendment or supplement is reasonably necessary to protect Navarre from any liabilities under any applicable federal or state law and such filing will not violate applicable law; and

                 (k) at the request of the Purchaser, furnish: (i) an opinion, dated as of the closing date, of the counsel representing Navarre for the purposes of such registration, addressed to the underwriters, if any, and to the Purchaser, covering such matters as such underwriters and the Purchaser may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent public accountants of Navarre, addressed to the underwriters, if any, and to the Purchaser, covering such matters as such underwriters and the Purchaser may reasonably request.

                 5.4 Expenses. With respect to each registration requested pursuant to Section 5.1 or 5.2 hereof (except as otherwise provided in Section
5.2 with respect to registrations initiated by Navarre but with respect to which Navarre has determined not to proceed), Navarre shall bear all of the fees, costs and expenses of such registrations, including without limitation, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Navarre, fees and disbursements of counsel for the underwriter or underwriters of such securities (if Navarre and/or selling security holders are required to bear such fees and disbursements), all internal Navarre expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the Purchaser, underwriting discounts and commissions and transfer taxes relating to the shares included in the offering by the Purchaser shall be borne by the Purchaser.

                 5.5 Indemnification. In the event that any securities held by the Purchaser are included in a registration statement under Section
5.1 or 5.2:

                 (a) Navarre will indemnify and hold harmless the Purchaser pursuant to the provisions of this Section 5, its directors and officers, and any underwriter (as defined in the Securities Act) for the Purchaser and each person, if any, who controls the Purchaser or such underwriter within the meaning of the Securities Act, from and against, and will reimburse the Purchaser and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which the Purchaser or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Navarre will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                 (b) The Purchaser will indemnify and hold harmless Navarre, its directors and officers, any controlling person and any underwriter from and against, and will reimburse Navarre, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which Navarre or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by the Purchaser specifically for use in the preparation thereof.

                 (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 5.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
         (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

6. Limitations on the Conversion Rights. The Conversion Rights set forth in this Agreement shall become immediately exercisable upon an Event of Default, provided, however, that the Purchaser agrees not to exercise any Conversion Rights based solely on an Event of Default as set forth in Section 13.1(a), (d), (f), (g) or (i) of the Purchase Agreement until the first anniversary of the Closing Date.

7. Obligations of Navarre. Navarre's obligations under this Agreement shall be enforceable whether or not violation of the Purchase Agreement by any party have occurred or the Purchase Agreement is unenforceable for any reason, including without limitation, applicable bankruptcy laws. Navarre also agrees that the Purchaser may do or refrain from doing any of the following without notice to, or the consent of Navarre, without limiting or discharging Navarre's liability under this Agreement: (i) renew, amend, modify, extend or release any existing obligation of the Company and/or Navarre under the Purchase Agreement; and (ii) amend, supplement and waive compliance by the Company and/or Navarre with any of the provisions of the Purchase Agreement.

8. Consents, Waivers and Amendments. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Delay in the exercise of the Conversion Rights following an Event of Default shall not constitute a waiver of the Conversion Rights. Failure of the Purchaser to pursue remedies under the Purchase Agreement upon an Event of Default shall not constitute a waiver of any rights hereunder.

9. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, addressed as follows (or to another address or person as a party may specify on notice to the other parties):

                 (a)  if to the Purchaser:

                          ValueVision International, Inc
                          6740 Shady Oak Road
                          Eden Prairie, Minnesota 55344
                          Attn: Chief Executive Officer

                 (b)  if to Navarre:

                          Navarre Corporation
                          7400 49th Avenue North
                          New Hope, MN 55428
                          Attn: President


and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given if delivered personally, or, if sent by mail, when received.

10. Representations and Warranties, etc. All representations and warranties or the Purchaser and Navarre contained in the Purchase Agreement are hereby incorporated by reference and shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchaser or on its behalf, and the sale and purchase of the Shares, the Additional Shares and the Navarre Common Stock and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of NRC, the Company and/or Navarre pursuant this Agreement or the Purchase Agreement or in connection with or contemplation of the transactions contemplated herein or therein (other than legal opinions) shall constitute representations and warranties by Navarre hereunder.

11. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

12. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

13. Choice of Law. It is the intention of the parties that the laws of Minnesota, without regard to its conflict of laws provisions, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

14. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

                                       NAVARRE CORPORATION

                                       By /s/ Eric Paulson
                                          -------------------------------------
                                         Its   President
                                            -----------------------------------


                                       VALUEVISION INTERNATIONAL, INC.

                                       By /s/ David T. Quinby
                                          -------------------------------------
                                         Its Vice President, General Counsel
                                             ----------------------------------